MARTINELLIMICK PLLC
A FRUCI & ASSOCIATES SUBSIDIARY

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-1/A (No. 333-199187) Post-Effective Amendment dated October 15th, 2014, of our audit report dated November 21st, 2014, with respect to the financial statements of Auscrete Corporation included in the Annual Report (Form 10-K/A) for the year ended December 31, 2013.

MartinelliMick PLLC

MartinelliMick PLLC
Spokane, Washington
November 21, 2014